Exhibit 10.1

Investar Holding Corporation

Notice of Award of Restricted Stock Units (Non-Employee Directors)

Name:                    __________________________________

Number of RSUs:  __________________________________

Grant Date:            __________________________________

As of the Grant Date noted above, the Board of Directors (the “Board”) of Investar Holding Corporation (the “Company”) awards to you the number of restricted stock units (“RSUs”) set forth above (your “Award”), which Award represents your right to receive an equivalent number of shares of the Company’s common stock, $1.00 par value per share (“Common Stock”) on the applicable vesting dates set forth herein. This Award is made under and is subject to the Company’s Amended and Restated 2017 Long-Term Incentive Compensation Plan (the “Plan”).

1.	Vesting and Settlement. The RSUs shall vest:

a.	As to one-fifth of your Award on the first anniversary of the Award date; and

b.	As to the remaining RSUs represented by your Award in four substantially equal installments on January 1 of each of the subsequent four years.

(Each, a “Vesting Date” hereunder.) As soon as practicable following each Vesting Date, but no later than 30 days after such date, the number of shares of Common Stock to which you are entitled under this Notice shall then be certificated and delivered to you, or maintained in book entry form, in the discretion of the Company, but in either case free of restrictions.

2.    Cessation of Service. If your service as a member of the Board ends prior to one of the Vesting Dates:

a.	On account of your death or Disability, any unvested RSUs shall vest in full as of the date of such death or Disability and be settled in accordance with paragraph 1 hereof.

b.	On account of the consummation of a Change in Control, any unvested RSUs shall vest in full as of such consummation and be settled in accordance with paragraph 1 hereof.

c.	Except as provided in subparagraphs a. or b. hereof, you shall forfeit any unvested RSUs then represented by your Award, which shall thereafter be cancelled without compensation.

As used herein the term “Disabled” shall mean “Disability” as defined in the Plan, and the term “Change in Control” shall have the meaning ascribed to it under the terms of the Plan.

3.    No Assignment. Your Award shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise, and whether voluntarily or involuntarily, except by will or the laws of descent and distribution unless and until such Award, or any portion thereof, is vested and settled in accordance with paragraphs 1 and 2 hereof.

4.    Legends; Issuance and Delivery of Common Stock. You acknowledge that Common Stock acquired hereunder may bear such legends as the Company deems necessary to comply with applicable Federal or securities laws.

Common Stock issued or delivered in connection with your Award shall be subject to all applicable Federal and securities law requirements. Notwithstanding any provision of your Award to the contrary, the Company shall have no obligation to issue and deliver Common Stock to you if it reasonably determines that such issuance or delivery would constitute a violation of any applicable Federal or securities law or any rule or regulation promulgated thereunder. The inability of the Company to deliver Common Stock hereunder shall relieve the Company of any liability for the delay or failure to issue or deliver such shares.

5.    Amendment. The Company possesses the authority to amend the terms of your Award; provided, however, that no such amendment shall materially impair your Award without your prior written consent.

6.    Taxes. The fair market value of any Common Stock issued to you hereunder, if any, will be treated as earnings from self-employment and reported on IRS Form 1099-MISC. You are solely responsible for the payment of all applicable income and self-employment taxes payable with respect to your Award and the Company does not withhold such amounts.

7.    Shareholder Rights. You shall have no rights, including, but not limited to, voting and dividend rights, in the shares of Common Stock underlying the RSUs unless and until such shares are vested and issued to you.

8.   Entire Agreement. This Notice, including the Plan and any additional documents necessary to effect the terms and conditions of your Award, constitutes the entire understanding and agreement among the parties, and there are no other agreements, understandings, restrictions, or representations, other than those set forth herein.

9.    Administration. All matters of administration arising with respect to your Award shall be determined by the Compensation Committee of the Board, in its discretion, including the resolution of any ambiguity or the provision of any omitted term or condition. Any determination hereunder shall be binding upon you, your heirs, beneficiaries and other assigns.

10.   Fractional Shares. Nothing contained herein shall require the issuance of a fractional share, whether certificated or in book entry form. The Company may cancel any such fractional share, and provide cash in lieu thereof, at such time as the Company deems necessary or appropriate.

11.   Additional Terms and Conditions. Your Award is subject to additional terms and conditions that are set forth in the Plan. When you execute and deliver the Acknowledgement and Agreement attached hereto as Addendum 1, you acknowledge that you have received a prospectus covering the Plan and that you have had an opportunity to review or obtain the formal documents constituting the Plan.

Please indicate your consent to be bound by the foregoing terms and conditions by execution and delivery to Investar Bank, 10500 Coursey Boulevard, Baton Rouge, LA 70810, of the Acknowledgement and Agreement attached hereto as Addendum 1.

Very truly yours,

Investar Holding Corporation

Addendum 1: Acknowledgement and Agreement Prospectus

ADDENDUM 1

Acknowledgement and Agreement Investar Holding Corporation Restricted Stock Unit Award

By execution below, I acknowledge that my Award is subject to the terms and conditions set forth in the forgoing Notice of Award of Restricted Stock Units and the Plan. I agree to be bound by each of the foregoing conditions and restrictions, and I acknowledge that such conditions and restrictions shall be binding upon my representatives, beneficiaries, heirs and assigns. I further acknowledge that no member of the Board of Directors, nor any officer or employee of the Company, shall be liable for any action or determination taken in good faith with respect to my Award. I understand that I must obtain my own tax and financial planning advice with respect to my Award, and I acknowledge that no member of the Company, nor any officer or employee of the Company, has provided such advice.

By:
Date:
Print Name:

Notice of Restricted Stock Units of Investar Holding Corporation

Company Name	Investar Holding Corporation
Plan	[ ]
Participant Id	[ ]
Participant Name	[ ]
Participant Address	[ ]
Grant/Award Type	Restricted Stock Units
Share Amount	[ ]
Grant/Award Date	[ ]

Vesting Schedule

Vesting Date	No. of Shares	Percent
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